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                                                                  EXHIBIT 10.ee



                              CONSULTING AGREEMENT



         CONSULTING AGREEMENT, dated as of December 14, 1995, by and between BW/IP INC., a Delaware corporation, with its principal place of business at 200 Oceangate Blvd., Long Beach, California (the "Corporation"), and Peter C. Valli ("Consultant").

         WHEREAS, Consultant is currently serving as the Chairman of the Board of Directors ("Chairman"), of the Corporation;

         WHEREAS, the Consultant retired from the offices of President and Chief Executive Officer on October 19, 1995, but is willing to continue as the Chairman and to provide services to the Corporation as an employee until December 31, 1995 and to the Corporation as a Consultant thereafter;

         NOW, THEREFORE, in consideration of their mutual promises, the Corporation and Consultant agree as follows:

         1. Consulting Services. During the period beginning on January 1, 1996 and continuing until May 15, 1997 (the "Consulting Period"), Consultant shall provide to the Corporation consulting services commensurate with his status and experience with respect to such matters as shall be reasonably requested from time to time by the Board, including, without limitation, such assistance as the Board shall request. Consultant shall not, solely by virtue of the consulting services provided hereunder, be considered to be an officer or employee of the Corporation during the Consulting Period, and shall not have the power or authority to contract in the name of or bind the Corporation, except as may be expressly stated in a written delegation of such authority from the Board or as provided in the Corporation's By-laws.

         2. Consulting Fees. (a) Cash Compensation. During the Consulting Period, the Corporation shall pay Consultant $200,000 annually, payable in approximately equal monthly installments in arrears, as compensation for the services to be rendered by Consultant hereunder. Such amount shall be in addition to any annual retainer or per meeting fees otherwise payable to the Corporation's non-employee directors, whether paid in cash or in property.

         (b) Expenses. The Corporation shall also reimburse Consultant for such reasonable travel, lodging and other appropriate expenses incurred

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by Consultant in the course or on account of rendering any services requested of him hereunder by the Board upon submission of itemized reports consistent with good business practices. During the Consulting Period, Consultant shall have available to him in the performance of his duties hereunder the use of the Corporation's membership in the California Club.

         (c) Director Compensation. Except as otherwise provided above, Consultant shall not be eligible to participate in any compensatory plan or program for non-employee directors.

         3. Employee Programs. (a) Benefits Generally. Effective as of
December 31, 1995, Consultant's employment with the Corporation shall voluntarily terminate. Except as otherwise expressly provided below, Consultant's continued participation in, or rights to receive compensation or other benefits under, any of the Corporation's employee benefit plans, programs or arrangements (including those plans, programs or arrangements available solely for the benefit of senior officers) shall be governed by the terms and conditions of the applicable plan, program or arrangement.

         (b) Long-Term Incentive Plan Awards. Solely for purposes of determining Consultant's rights with respect to any grants made under the Company's 1992 Long-Term Incentive Plan (the "LTIP"), Consultant's services hereunder shall be deemed to be employment with the Corporation. Upon completion of the Consulting Period, the exercisability of all of Consultant's then outstanding options under the LTIP shall be fully and immediately exercisable regardless of the initial exercise schedule applicable thereto and Consultant shall be deemed to have retired for purposes of such LTIP.

         (c) Company Car. As of December 31, 1995, the Corporation shall transfer to Consultant title with respect to the automobile currently made available by the Corporation for his use, without any payment to the Company (other than to satisfy any tax withholding that may be required at law).

         4. Confidential Information. Without the prior written consent of the Board, and except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, Consultant shall not disclose to any third person any trade secrets, customer lists, drawings, designs, product development, marketing plans, sales plans, management organization, operating policies and manuals, business plans, financial records, any information related to any of the foregoing or other financial, commercial, business or technical

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information related to the Corporation or any of its subsidiaries unless such information has been previously disclosed to the public by the Corporation or has become public knowledge other than by Consultant's breach of this Agreement.

         5. Noncompetitiion and Nonsolicitation. During the Consulting Period, Consultant shall not be engaged as an employee, director, partner, principal, investor, shareholder, consultant, advisor or independent contractor or in any similar capacity, in any other business activity or conduct, whether or not such business activity or conduct is pursued for gain, profit or other pecuniary advantage, which competes with the business of the Corporation or any of its subsidiaries; provided that nothing in this Paragraph 6(a) shall preclude Consultant from holding a less than 1% interest in the stock of any publicly traded corporation, trust or partnership. During the Consulting Period, Consultant will not solicit or otherwise induce any employee of the Corporation or any of its subsidiaries to leave the employ of the Corporation or any such subsidiary or to become associated, whether as an employee, officer, partner, director, consultant or otherwise, with any other business organization.

         6. Indemnity. The Corporation shall indemnify Consultant for any claim arising out of or in connection with Consultant's service as a Consultant or as a member of the Board, as an officer of the Corporation, as an officer or director of any of the Corporation's subsidiaries or as a consultant pursuant to the terms of this Agreement in the same manner and to the same extent as the Corporation or such subsidiary, as the case may be, indemnifies its then current directors, officers or employees, as the case may be.

         7. Death or Disability of Consultant. If Consultant dies prior to the end of the Consulting Period or is unable to perform the services requested of him hereunder due to physical or mental disabilities, as determined by a doctor mutually acceptable to the Corporation and Consultant, the Corporation shall have no further obligation to Consultant hereunder.

         8. Remedies; Reformation. Consultant acknowledges that a material part of the inducement for the Corporation to enter into this Agreement is Consultant's covenant with respect to noncompetition, nonsolicitation and nondisclosure of confidential information. Consultant agrees that if Consultant shall breach that covenant, the Corporation shall be entitled to such legal and equitable relief as a court or arbitrator shall reasonably determine. If any provision of this Agreement is determined not to be enforceable in the manner set forth herein, the Corporation and Consultant agree that it is the intention of the parties that such provision

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should be enforceable to the maximum extent possible under applicable law and that such provision should be reformed to make it enforceable in accordance with the intent of the parties.

         9. Miscellaneous. This Agreement may only be amended by a written instrument signed by the Corporation and Consultant. This Agreement shall constitute the entire agreement between the Corporation and Consultant with respect to the subject matter hereof. The obligations of the Corporation to Consultant and the covenants of Consultant in favor of the Corporation shall survive the termination of Consultant's services hereunder. All cash payments to be made under this Agreement shall be made net of any and all applicable income and employment taxes required to be withheld from such payments. This Agreement may be executed incounterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to the principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day first written above.


                                   BW/IP INC.



                                   By:  /s/  Bernard G. Rethore
                                      -------------------------
                                   Title:    President and
                                             Chief Executive Officer


Witness:
/s/ John D. Hannesson
----------------------
John D. Hannesson


                                   /s/ Peter C. Valli
                                   ---------------------------
                                   Peter C. Valli




Witness:
/s/ John D. Hannesson
----------------------
John D. Hannesson

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